EXHIBIT 99


                             EXHIBIT INDEX

A. Copies of exhibits listed below are submitted with this Annual Report on Form 10-K, immediately following this index.

   3(ii).1 Amendments to the By-laws of the Company as adopted by the Company's Board of Directors effective November 14, 1996.

   3(ii).2   By-laws of the Company as amended through November 14, 1996.

      10.1 Credit Agreement, dated February 12, 1997, among Global Marine Inc., Various Lending Institutions, Bankers Trust Company, as Administrative Agent, and Societe Generale, as Co-Agent, and Guaranty, dated February 12, 1997, by Global Marine Bismarck Sea Inc., Global Marine Deepwater Drilling Inc., Global Marine Drilling Company, Global Marine North Sea Inc., Global Marine West Africa Inc., and Petdrill, Inc.

     10.18 Sixth Amendment to Global Marine Inc. 1989 Stock Option and Incentive Plan.

     10.20 Form of Incentive Stock Sale Agreement dated February 11, 1997, between the Company and an executive officer.

     10.24 Form of Performance Stock Memorandum dated February 11, 1997, regarding conditional opportunity to acquire Company stock granted to six executive officers, respectively.

     10.34 Global Marine Outside Director Deferred Compensation Trust as established effective January 1, 1996.

     10.37 Second Amendment to Global Marine Inc. 1990 Non-Employee Director Stock Option Plan.

     10.39   Global Marine Inc. 1997 Management Incentive Award Plan.

      11.1   Computation of Earnings Per Common Share.

      21.1   List of Subsidiaries.

      23.1   Consent of Coopers & Lybrand L.L.P., Independent Accountants.

      27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Annual Report on Form 10-K being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of
             Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)

B. All other exhibits listed in Item 14(a)(3) are incorporated by reference in this Annual Report on Form 10-K, as stated in
    Item 14(a)(3).  Descriptions of these exhibits are
    incorporated herein by this reference to Item 14(a)(3) of this Report.